Exhibit 10.43
TRIAD GUARANTY INC.
EXECUTIVE/KEY EMPLOYEE RESTRICTED STOCK AGREEMENT
     This Restricted Stock Agreement (the “Agreement”), dated ____________ is entered into between Triad Guaranty Inc., a Delaware corporation (the “Company”), and ____________ (the “Participant”).
     WHEREAS, the Company, pursuant to its 2006 Long-Term Stock Incentive Plan (the “Plan”), desires to grant Restricted Stock (as defined in the Plan) to the Participant, and the Participant desires to accept the Restricted Stock, on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:
     1. Grant of Restricted Stock. The Company hereby grants to the Participant, on the terms and conditions set forth herein, ____________ shares of Restricted Stock (the “Shares”).
     2. Vesting. The Shares granted hereunder will vest according to the following schedule:

Date	Vested Percentage

____________	___%
____________	___%
____________	100%
Notwithstanding the vesting schedule set forth above, the Shares granted hereunder shall fully vest upon a Termination or Constructive Termination occurring within twelve (12) months following a Change in Control of the Company. For purposes of this Agreement, the following terms shall have the meanings set forth below:
(a) “Termination” shall mean termination of the Participant’s employment other than for “misconduct” (as defined in the Plan) by the Company (or the successor to the Company).
(b) “Constructive Termination” shall mean the occurrence of any of the following without the Participant’s consent:
(i) assignment to Participant of duties that are materially inconsistent with his/her position with the Company at the time of announcement of the Change in Control;
(ii) a material reduction in the non-variable compensation (i.e. the aggregate of all components of compensation other than bonus, equity awards and such other components which by their nature are expected to vary from year to year) of the Participant from his/her non-variable compensation at the time of the announcement of the Change in Control; or

(iii) requirement that the Participant relocate his/her principal business office more than fifty (50) miles from the Participant’s principal business office at the time of the announcement of the Change in Control.
(j) “Change in Control” shall mean the occurrence of any of the following events:
(i) any person or persons acting as a group, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (other than Collateral Holdings, Ltd., an Alabama limited partnership, and any of its affiliates) shall become the beneficial owner of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or
(ii) individuals who constitute the board of directors of the Company as of the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person were a member of the Incumbent Board; or
(iii) any consolidation or merger to which the Company is a party, if following such consolidation or merger, stockholders of the Company immediately prior to such consolidation or merger shall not beneficially own securities representing more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the surviving or continuing corporation; or
(iv) any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company, other than to an entity (or entities) of which the Company or the stockholders of the Company immediately prior to such transaction beneficially own securities representing more than fifty percent (50%) of the combined voting power of the outstanding voting securities.
     3. Tax Remittance/Repurchase of Shares. In lieu of the Company requiring remittance of cash in an amount sufficient to satisfy the minimum statutory federal, state and local withholding tax requirements on any of the Shares, the Company may in its sole discretion permit the Participant to sell to the Company sufficient vested shares to satisfy such minimum statutory federal, state and local withholding tax requirements.
     4. Stock Certificates. Any stock certificate evidencing any Shares shall contain such legends and stock transfer instructions or limitations as may be determined or authorized by the Committee in its sole discretion; and the Company may, in its sole discretion, retain custody of any such certificate throughout the period during which any restrictions are in effect and require that the Participant tender to the Company a stock power duly executed in blank relating thereto as a condition to issuing any such certificate.
     5. Transferability. Until Shares have vested in accordance with Section 2 of this Agreement, no such Shares may be sold, transferred, pledged, assigned or otherwise alienated at any time, and any attempt to sell, transfer, pledge, assign or otherwise alienate such Shares need not be recognized by the Company.

     6. Effect of Termination of Employment.
     (a) In the event of the termination by the Participant of the Participant’s employment with the Company and all of its subsidiaries, any Shares which have not vested in accordance with Section 2 of this Agreement on the date of termination of employment shall be forfeited in full.
     (b) In the event of the termination by the Company of the Participant’s employment with the Company and all of its subsidiaries for “misconduct” as defined in the Plan, any Shares which have not vested in accordance with Section 2 of this Agreement on the date of termination of employment shall be forfeited in full.
     (c) In the event of the termination by the Company of the Participant’s employment with the Company or any of its subsidiaries for any reason other than “misconduct” as defined in the Plan, including the Participant’s death or incapacity, notwithstanding the vesting schedule set forth in Section 2 of this Agreement, the Shares granted hereunder shall fully vest.
     (d) Participant may be released from the effects of Section 6 (a) or (b) if the Committee (as defined in the Plan) determines in its sole discretion that such action is in the best interests of the Company and its stockholders.
     7. Rights as Shareholder. The Participant may exercise full voting and other rights as a shareholder of the Company with respect to the Shares during the period of restriction. The Participant shall be entitled to receive all dividends and other distributions paid with respect to the Shares (subject to applicable withholding taxes), provided that if any such dividends or distributions are paid in shares of the Company’s common stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock with respect to which they were paid.
     8. Determinations. All determinations, interpretations, or other actions made or taken by the Committee (as defined in the Plan) pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.
     9. Controlling Documents. The Restricted Stock granted hereby is subject to:
     (a) All terms and conditions of the Plan (which is hereby incorporated by reference with the same effect as if fully recited herein) as now or hereafter in effect; and
     (b) All the terms and conditions of this Agreement as now in effect or as hereafter modified at the discretion of the Committee to conform with the Plan as amended from time to time.
     The Participant acknowledges receipt of a copy of the Plan, represents and warrants that he/she has read the Plan and agrees that this Agreement shall be subject to all of the terms and conditions of the Plan.
     10. No Guarantee of Employment. This Agreement shall not interfere with or limit in any way the right of the Company to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employment of the Company.
     11. Assignment. This Agreement shall bind and inure to the benefit of the successors and assigns of the Company. The rights of the Participant under this Agreement shall not be transferable other than to the Participant’s executors, administrators, legatees and heirs to the extent permitted by the Plan.
     12. Governing Law. This Agreement shall be governed by the law of the State of Delaware and construed in accordance therewith.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

PARTICIPANT:	COMPANY:

TRIAD GUARANTY INC.

By:

Name:

Title:

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